Exhibit 99.1

Crown Financial Reaches Settlement of Arbitration Award with C.V.I. Group;

UK Subsidiary is Approved to Commence Brokerage Activities

JERSEY CITY, N.J., September 23, 2004 /PRNewswire - Crown Financial Group, Inc. (formerly M. H. Meyerson; Pink Sheets: CFGI.PK) today announced that it reached an agreement with C.V.I. Group to settle in an arbitration matter styled C.V.I. Group v. M.H. Meyerson & Co., Inc. and Bear Stearns & Co., Inc. The claimant C.V.I. Group had obtained a $5,000,000 NASD arbitration award against Crown Financial and its former clearing firm, Bear Stearns & Co., in connection with an alleged wrongful share transfer pursuant to a power of attorney that C.V.I. Group claimed was invalid. The award was joint and several against both Crown Financial and Bear Stearns. Under the terms of the settlement agreement, Crown Financial will pay $2,000,000 to C.V.I. Group and the pending civil action in the U.S. District Court for the District of New Jersey in which the parties sought to confirm or vacate the arbitration award will be dismissed with prejudice.

Crown Financial’s total payment under the settlement agreement will be partially offset by Crown Financial’s Securities Broker/Dealer’s Professional Liability Insurance policy which provides a per claim coverage limit of $1,000,000. Since the Company has recorded the $5,000,000 adverse arbitration award as a liability in its financial statements, the settlement of the matter will result in an increase in Crown Financial’s equity of approximately $2.85 million.

Approval of the UK application

On September 20, 2004, the Financial Services Authority, an independent non-governmental body that regulates the financial services industry in the United Kingdom (UK), informed Crown Financial International Limited (Crown Financial’s wholly-owned UK subsidiary) that its application to carry out broker-dealer and related activities in the UK was approved effective on September 20, 2004. Crown Financial’s UK subsidiary will be an introducing broker and will route order flow from UK and European brokers, dealers, asset managers, and other institutions to the company’s Jersey City trading desks. The UK subsidiary currently has five full-time employees in its London, UK office.

About the Company

Crown Financial Group, Inc. is an international financial services firm, with five separate divisions: Wholesale Market Making, Broker-Dealer Sales, Institutional Sales, Investment Banking, and Fixed Income Services. The Company meets the liquidity needs of brokers, dealers, institutions, and asset managers by making markets in Nasdaq and non-Nasdaq OTC securities. Crown Financial has particular expertise trading Nasdaq SmallCap, OTC Bulletin Board and Pink Sheet securities.

Forward-looking statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.

Contact:

Jeffrey Hoobler

Crown Financial Group, Inc.,

+1-201-459-9500 (CFGI)